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                                   EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



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                         SUBSIDIARIES OF THE REGISTRANT



A.   Independence Life and Annuity Company
     Rhode Island

B.   Keyport Advisory Services Corporation
     Massachusetts

C.   Keyport Financial Services Corporation
     Massachusetts